Exhibit 10.30.1

Execution Copy

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made as of June 13, 2014, by and among loanDepot.com, LLC, a Delaware limited liability company (the “Company”), U.S. Bank National Association, as the paying agent (the “Paying Agent”) and the securities intermediary, and the persons and entities named on the Schedule of Lenders attached hereto as Schedule A, as such Schedule of Lenders may be updated from time to time in accordance with the terms hereof (individually, a “Lender” and collectively, the “Lenders”), and this Amendment constitutes an amendment to the Credit Agreement (as the same has heretofore been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of October 18, 2013 by and among the Company, the Paying Agent and the and the persons and entities named on the Schedule of Lenders attached thereto as Schedule A. Certain capitalized and other terms used in this Agreement are defined in Schedule B to the Credit Agreement.

WHEREAS, The Company, the Paying Agent and the Lenders wish to amend the Credit Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Financing Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement as follows:

1. Advance Rate. The definition of “Advance Rate” contained in Exhibit A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Advance Rate” means:

(i) from the Closing Date through the Calculation Date in January 2014, 85%,

(ii) from the day after the Calculation Date in February 2014 through the Calculation Date in April 2014, 80%,

(iii) from the day after the Calculation Date in April 2014 through the Calculation Date in May 2014, 75%,

(iv) from the day after the Calculation Date in May 2014 through the Calculation Date in August 2014, 85%,

(v) from the day after the Calculation Date in August 2014 through the Calculation Date in November 2014, 80%, and

(vi) thereafter, 75% if the Consolidated Leverage Ratio is equal to or less than 7:1, or 65% if the Consolidated Leverage Ratio is equal to or less than 8:1;

provided, however, with respect to each of the calendar months of May and June, 2014 (each a “Subject Month”), if the Company’s unaudited consolidated income statements for such Subject Month that have been delivered pursuant to Section 7.1(c)(2)(ii) reflect a net loss, then the Advance Rate for the period from the Business Day after such statements have been delivered through and including the Calculation Date in November 2014 shall be 80%.

2. Amendment Period Covenants. The Company covenants that, during the period from the date of this amendment through and including the Calculation Date in November 2014 (the “Amendment Period”):

(a) Restricted Payments. The Company shall not make any Restricted Payments pursuant to Section 10.6.

(b) Minimum Tangible Net Worth. The Company shall not permit the Tangible Net Worth of the Company to be less than the greater of (i) the Minimum Tangible Net Worth and (ii) $115,000,000.

(c) Maximum Consolidated Leverage. The Company shall not permit the Consolidated Leverage Ratio to exceed 6.0:1, irrespective of the Debt Ratio of the Company at such time.

3. Full Force and Effect. Except as expressly amended or modified hereby, each term, provision, Annex, Exhibit and Schedule of the Credit Agreement is hereby ratified and confirmed and will and does remain in full force and effect.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

6. Descriptive Headings. Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

7. Authorization. By their execution of this Amendment, each of the undersigned hereby agrees that this Amendment serves as prior notice and written consent under the Financing Documents with respect to each of the actions contemplated by this Amendment and a waiver of any prior notice requirement with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

LOANDEPOT.COM, LLC

By:	/s/ John Lee
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:
Name:
Title:

MAGNETAR CONSTELLATION FUND II, LTD
MAGNETAR CONSTELLATION MASTER FUND, LTD
MAGNETAR XING HE MASTER FUND LTD
MAGNETAR SC FUND LTD as Lenders

By: Magnetar Financial LLC, its investment manager

By:	/s/ Michael Turro
Name:
Title:

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I, L.P.
BLUEMOUNTAIN KICKING HORSE FUND, L.P.
BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF
BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P. as Lenders

By BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Assistant General Counsel & Vice President

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